Exhibit 14(b)

                                POWER OF ATTORNEY
                                -----------------

      The undersigned Directors and officers of Mercury Target Select Equity Fund, Inc. (the "Corporation") hereby authorize Jeffrey M. Peek, Terry K. Glenn, Robert E. Putney, III, Stephen M.M. Miller and Donald C. Burke, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including pre-effective and post-effective amendments) for the Corporation, or any series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: October 12, 2000

  /s/ Jeffrey M. Peek                               /s/ James T. Flynn
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Jeffrey M. Peek, Director and                      James T. Flynn, Director
President/Principal Executive Officer

  /s/ Terry K. Glenn                               /s/ W. Carl Kester
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Terry K. Glenn, Director and                       W. Carl Kester, Director
Executive Vice President

  /s/ David O. Beim                                /s/ Karen P. Robards
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David O. Beim, Director                            Karen P. Robards, Director

  /s/ Donald C. Burke
-------------------------------------
Donald C. Burke, Treasurer/Principal
Accounting Officer and Vice President